Exhibit 3(ii)


                [LETTERHEAD OF ROSS MILLER, SECRETARY OF STATE]



                                 -----------------------------------------------
                                 Filed in the officer of
                                 /s/ Ross Miller          Document Number
-----------------------------    Ross Miller              20070470660-92
  Certificate of Amendment                                Filing Date and Time
  (PURSUANT TO NRS 78.380)       Secretary of State       07/09/2007 7:37 AM
-----------------------------    State of Nevada          Entity Number
                                                          E0858282006-8
                                 -----------------------------------------------


USE BLACK INK ONLY-DO NOT HIGHLIGHT           ABOVE SPACE IS FOR OFFICE USE ONLY

              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

SEQUOIA-LEGATO, INCORPORATED

2. The articles have been amended as follows (provide article numbers, if available):

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 3" so that, as amended, said Article shall be and read as follows:

The maximum numbers of shares of stock that this corporation is authorized to issue and have outstanding at any one time is 100,000,000 shares of common stock having a par value of $.001 per share.

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 4" so that, as amended, said Article shall be and read as follows:

The Board of Directors shall consist of not less that one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than (1).

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 8" so that, as amended, said Article shall be and read as follows:

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

3. The undersigned declare that they constitute at least two-thirds of the incorporation |_|, or of the board of directors |X| (check one box only)

4. Effective date of filing (optional):

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures

/s/ Robert K. Young
---------------------------------
           Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

                                 STATE OF NEVADA
                            ARTICLES OF AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                          SEQUOIA-LEGATO, INCORPORATED


      SEQUOIA-LEGATO, INCORPORATED, a corporation, organized and existing under and by the virtue of the Nevada Revised Statutes, does hereby certify:

FIRST: That a meeting of the Board of Directors of SEQUOIA-LEGATO, INCORPORATED, held pursuant to NRS 78.315. Resolutions were duly adopted setting forth Amendments to the Articles of Incorporation of said corporation. The Resolutions and Amendments adopted are duly approved by ALL Directors of the Company. The resolutions setting forth the proposed amendments are as follows:

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 3" so that, as amended, said Article shall be and read as follows:

The maximum number of shares of stock that this Corporation is authorized to issue and have outstanding at any one time is 100,000,000 shares of common stock having a par value of $0.001 per share.

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 4" so that, as amended, said Article shall be and read as follows:

The Board of Directors shall consist of not less than one (1) Director and not more than fifteen (15) Directors and the total number of Directors may from time to time be increased or decreased in such manner as is described in the Company's By-Laws, provided, however, that the number of Directors shall not be reduced to less than one (1).

RESOLVED, that the Articles of Incorporation of this corporation be amended by changing the Article thereof numbered "Article 8" so that, as amended, said Article shall be and read as follows:

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.

SECOND: As of the date hereof, no voting stock of the Company has been issued, and, therefore, pursuant to NRS 78.380, no Shareholders approval is necessary.

      IN WITNESS WHEREOF, said corporation has caused this certificate to be signed on this, the 4th day of June, 2007.


                                                    /s/ Robert K. Young
                                                    ---------------------------
                                                    ROBERT K. YOUNG, President